EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated March 25, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in PW Eagle, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 27, 2005